UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 27, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2007, the compensation committee (the “Compensation Committee”) of the board of directors of Cell Therapeutics, Inc., a Washington corporation (the “Company”), determined the annual cash incentive bonus for the named executive officers for the fiscal year ending December 31, 2007. The Compensation Committee also approved long term equity incentive awards for such officers at such meeting, each as set forth below:

Name and Principal Position	Earned Cash Bonus ($)		Restricted Stock Award (# )(1)	Stock Option Award (#)(2)
James A. Bianco, M.D., President and Chief Executive Officer	$357,500	(3)	360,000	100,000
Louis A. Bianco, Executive Vice President, Finance and Administration	$108,900	(4)	120,000	36,000
Dan Eramian, Executive Vice President, Corporate Communications	$103,950	(5)	120,000	36,000
Jack W. Singer, M.D., Executive Vice President, Chief Medical Officer	$112,200	(6)	120,000	36,000
Scott Stromatt, M.D., Executive Vice President, Clinical Development and Regulatory Affairs	$42,000	(7)	120,000	36,000

(1)

The restricted stock awards were made under the Company’s 2007 Equity Incentive Plan. One-third of such shares underlying each award will be subject to time based vesting and vest one year from the date of grant or on December 27, 2008. The remaining two-thirds of each such award have contingent vesting terms based on the Company’s achievement of the following performance criteria over the next three years as follows: (a) one-third of each such award shall vest upon the Company obtaining FDA approval of CT-2103 (Xyotax™) prior to December 31, 2010 and (b) one-third of each such award shall vest if the Company has obtained a specific annual net sales threshold for Zevalin® prior to December 31, 2010.

(2)	The stock option awards were made under the Company’s 2007 Equity Incentive Plan, with each such option to purchase common stock having an exercise price of $1.89 per share which is equal to the closing price of our common stock on the date of grant. Each such grant will vest over two years, with 25% to vest on the six month anniversary of the date of grant, 25% to vest on the one year anniversary of the date of grant, 25% to vest 18 months from the date of grant, and the entire award to be fully vested two years from the date of grant, with each such vesting period subject to the officers’ continued service with the Company.

(3)	Dr. Bianco’s total 2007 earned cash bonus award is $487,500, which is comprised of the amount set forth in the table above plus a mid-year bonus payout of $130,000 approved on July 17, 2007 as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2007.

(4)	Mr. Bianco’s total 2007 earned cash bonus award is $148,500, which is comprised of the amount set forth in the table above plus a mid-year bonus payout of $39,600 approved on July 17, 2007 as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2007.

(5)	Mr. Eramian’s total 2007 earned cash bonus award is $141,750, which is comprised of the amount set forth in the table above plus a mid-year bonus payout of $37,800 approved on July 17, 2007 as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2007.

(6)	Dr. Singer’s total 2007 earned cash bonus award is $153,000, which is comprised of the amount set forth in the table above plus a mid-year bonus payout of $40,800 approved on July 17, 2007 as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2007.

(7)	Dr. Stromatt’s total 2007 earned cash bonus award is $84,000, which is comprised of the amount set forth in the table above plus a mid-year bonus payout of $42,000 approved on July 17, 2007 as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2007.

The Compensation Committee also determined that the 2008 base salary and target bonus percentage for each named executive officer should remain unchanged from 2007.

On December 27, 2007 the Compensation Committee also approved an amendment to the director compensation policy for the Company’s non-employee directors. The amended policy increases the annual equity awards to the Company’s non-employee directors so that commencing with the 2008 Annual Meeting of the Company’s shareholders and each annual meeting thereafter, each non-employee director will receive 9,000 shares of restricted stock and an option to purchase 36,000 shares of the Company’s common stock at an exercise price equal to the closing price on the date thereof, each such award to vest in full upon the earlier of (x) the one year anniversary of the date of grant and (y) the date immediately preceding the date of the Annual Meeting of the Company’s shareholders for the year following the year of grant, subject to the non-employee director’s continued service to the Company through the vesting date.

Also on December 27, 2007, the Compensation Committee approved a supplemental award to each of the Company’s non-employee directors, John H. Bauer, Vartan Gregorian, Ph.D., Richard L. Love, Mary O’Neil Mundinger, DrPH., Phillip M. Nudelman, Ph.D. and Frederick W. Telling, Ph.D., of 50,000 shares of restricted stock, with such award to vest in full on the one year anniversary of the date of grant or December 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: January 3, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration